UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2010, as part of its previously announced stock repurchase program, the Registrant entered into two stock purchase agreements with members of its Board of Directors to purchase a total of 45,000 shares of its common stock.

The Registrant entered into a stock purchase agreement, dated May 18, 2010, with Robert M. McAlaine, the Chairman of the Board of the Registrant, to repurchase 25,000 shares of its common stock held by Mr. McAlaine at a purchase price of $10.79 per share, which was the closing price of the Registrant’s common stock on the Nasdaq Global Market on May 17, 2010.

The Registrant also entered into a stock purchase agreement, dated May 18, 2010, with Scott C. Penwell, one of its directors, and his spouse to repurchase 20,000 shares of its common stock held by Mr. Penwell and his spouse at a purchase price of $10.79 per share, which was the closing price of the Registrant’s common stock on the Nasdaq Global Market on May 17, 2010.

The stock purchase agreements are attached hereto as exhibits.

The Registrant’s ability to repurchase these shares from its directors was attractive to the Registrant to help facilitate the repurchase of its shares and accelerate its stock repurchase program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase Agreement, dated May 18, 2010, between Eastern Insurance Holdings, Inc. and Robert M. McAlaine

10.2	Stock Purchase Agreement, dated May 18, 2010, among Eastern Insurance Holdings, Inc., Scott C. Penwell and Kirsten C. Penwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: May 19, 2010	By:	/s/ Kevin M. Shook
Kevin M. Shook Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 18, 2010, between Eastern Insurance Holdings, Inc. and Robert M. McAlaine

10.2	Stock Purchase Agreement, dated May 18, 2010, among Eastern Insurance Holdings, Inc., Scott C. Penwell and Kirsten C. Penwell